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Notes:

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Bell Atlantic Employee Broadcast -April 22, 1999 (Ivan Seidenberg, Chairman and
CEO)

Remarks on the Merger
---------------------

BEL/GTE represents the next big step in what we will do. You read about Deutsche Telecom and Telecom Italia and that's a $63 billion deal. BEL/GTE will be $60
billion. What they're creating is what we started about a year ago.   The merger
is probably our most important strategic initiative in 1999. We mailed the proxy out. We have an annual meeting May 19. GTE's is May 18. We need everyone to get in the vote, talk this up to your friends, make sure this all works. The more excitement we generate, the more political support we generate. The more customers know about this and the better start we get when we get through all this. We have a web site you can look into, we'll start advertising in a few days and you'll see that. Chuck Lee and I will be hitting the road, talking to investors to make sure they get the story from us. On the approval process, we have approvals in over 20 jurisdictions across the country, we expect DOJ approval in May. We see no issues there and we feel good about where we stand with Justice. Then once we get the shareholder vote, we'll focus on the remaining regulatory approvals, mostly the FCC, California, Illinois, Pennsylvania and Virginia. That'll be a scramble, admittedly, but it'll come together in the fourth quarter. You know how cut-overs work. You work hard, you're not sure they'll come but they do. Somewhere around the end of the year we think this will come together and we'll get this merger closed. We'll get a new name, a new face, get off to a big start in 2000 and have a lot of fun. The merger is a very important transaction and it's very important to us. It's going to change our company again, without question.